Exhibit 99.1

FOR IMMEDIATE RELEASE:

TX HOLDINGS REPORTS SECOND QUARTER RESULTS FOR 2014 FISCAL YEAR

REVENUE INCREASED 26.5%

INCOME FROM OPERATIONS INCREASED 25.8%

NET INCOME INCREASED 107%

•	Revenue for quarter ended March 31, 2014, increased 26.5% as compared to the quarter ended March 31, 2013

•	Income from operations increased 25.8% as compared to the quarter ended March 31, 2013

•	Net income increased 107% as compared to the quarter ended March 31, 2013

ASHLAND, Kentucky – April 28, 2014 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for its 2014 second fiscal quarter. During the 2014 second fiscal quarter, the company posted quarterly revenue of $1.2 million, a 26.5% increase when compared to 2013, and reported a 107% increase in net income when compared to 2013.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that “We are pleased with our quarterly results, especially since this is the fifth consecutive quarter in which we have reported net income. Our earnings grew during the second quarter of fiscal 2014 compared to 2013. We continue to focus on expanding our customer base and product offerings and controlling our product costs and operating expenses. Also, we have been able to restructure certain of our outstanding indebtedness, thereby reducing our total interest expense, and have begun to reduce certain of our indebtedness. Our cash flow is beginning to be sufficient to fund operational expenses, although we continue to rely upon outstanding indebtedness to finance our inventory.”

Second Fiscal Quarter of 2014 - Financial Summary

Revenue for the three months ended March 31, 2014 was $1,206,567 as compared to $954,074 for the same period in 2013, an increase of $252,493 or 26.5%.

Cost of goods sold was $807,452 as compared to cost of goods sold of $681,709 for the same quarter in 2013, an increase of $125,743 or 18.5%.

Gross profit for the quarter ended March 31, 2014 increased as a percentage of revenue from 28.5% to 33.1% when compared to 2013.

Operating expenses for the three months ended March 31, 2014 were $339,352 as compared to $224,862 for the three months ended March 31, 2013, an increase of $114,490 or 50.9%. Commission expense was $162,822 compared to $96,986 for 2013, an increase of $65,836 or 67.9%. Other operating expenses increased by $45,830 or 60.7% compared to 2013.

Income from operations for the quarter ended March 31, 2014, was $59,763, an increase of 25.8%. Net income was $51,255 an increase of 107%.

At March 31, 2014, cash and cash equivalents were $578 compared to $175,028 at September 30, 2013. Net cash used in operating activities was $144,400 during the six months ended March 31, 2014. Net cash used in operating activities during the same six month period in 2013 was $423,392. Cash flow provided by investing activities for the six months ended March 31, 2014 was $18,000 as compared to cash flow used in investing activities of $12,644 during the same period in 2013. During the six months ended March 31, 2014, net cash used in financing activities was $48,050 due to the company’s reduction of a stockholder’s advance by $55,000. Cash flow provided by financing activities was $456,001 during the same period of 2013.

Mr. Shrewsbury, TX’s Chairman and CEO, has provided financing in the form of demand notes and advances to fund the company’s operations. Effective February 25, 2014, TX and Mr. Shrewsbury consolidated and restructured the principal and interest under such notes and certain advances due as of January 31, 2014, by issuing a new ten-year consolidated secured promissory note in the principal amount of $2,000,000 to Mr. Shrewsbury that bears interest at the rate of 5% per annum or prime rate if higher than 5% per annum, and is subject to certain events of default. The new note will be secured by the death benefit proceeds of key man insurance to be purchased by TX on the life of Mr. Shrewsbury. As of March 31, 2014, non-interest bearing advances due to Mr. Shrewsbury were $77,687. Also, TX continues to rely upon its bank line of credit which is guaranteed by Mr. Shrewsbury, of which $248,500 had been drawn upon as of March 31, 2014.

Accounts receivable were $752,946 as of March 31, 2014, as compared to $425,930 as of the year ended September 30, 2013, an increase of 76.8%.

Inventory was $2,328,034 as of March 31, 2014 an increase of 25.8% as compared to the year ended September 30, 2013. In anticipation of the continued growth of its rail and mining supplies business, the company increased its inventory levels to meet anticipated higher sales demand.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect," “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: reliance upon indebtedness furnished or guaranteed by our CEO; risks related to substantial indebtedness; our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Form10-Q, our Annual Reports on Form 10-K, and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury

Chairman and CEO

TX Holdings, Inc.

(606) 928-1131

TX HOLDINGS, INC.
BALANCE SHEETS
March 31, 2014 and September 30, 2013
	Unaudited
	March 31,	September 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$578	$175,028
Accounts receivable, net of allowance for doubtful
accounts of $13,993	752,946	425,930
Inventory	2,328,034	1,849,987
Commission advances	–	3,546
Notes receivable-current	10,000	10,000
Other current assets	26,466	23,275
Total current assets	3,118,024	2,487,766

Property and equipment, net	31,454	43,387
Notes receivable, less current portion	24,514	27,380
Other	–	200

Total Assets	$3,173,992	$2,558,733

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accrued liabilities	$603,946	$889,885
Accounts payable	1,296,369	692,180
Advances from stockholder/officer	77,687	499,583
Bank- line of credit	248,500	248,500
Total current liabilities	2,226,502	2,330,148

Notes payable to a stockholder	2,000,000	1,351,997
Total Liabilities	4,226,502	3,682,145

Stockholders' deficit:
Preferred stock: no par value, 1,000,000 shares authorized
no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares
authorized, and 48,053,084 shares issued and outstanding
at March 31, 2014 and September 30, 2013	9,293,810	9,293,810
Additional paid-in capital	4,304,280	4,304,280
Accumulated deficit	(14,650,600)	(14,721,502)
Total stockholders' deficit	(1,052,510)	(1,123,412)

Total Liabilities and Stockholders' Deficit	$3,173,992	$2,558,733

TX HOLDINGS, INC.
STATEMENTS OF OPERATIONS
For the Three and Six Months Ended March 31, 2014 and 2013
	Unaudited
	THREE MONTHS ENDED		SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

Revenue	$1,206,567	$954,074	$2,104,447	$1,730,321

Cost of goods sold	807,452	681,709	1,477,861	1,273,757

Gross profit	399,115	272,365	626,586	456,564

Operating expenses, except items shown
separately below	121,290	75,460	229,611	208,743
Commission expense	162,822	96,986	270,315	168,765
Professional fees	53,000	47,971	112,227	87,309
Depreciation expense	2,240	4,445	4,740	8,890
Total operating expenses	339,352	224,862	616,893	473,707

Income (loss) from operations	59,763	47,503	9,693	(17,143)

Other income and (expense):
Gain on extinguishment of debt	–	–	93,167	–
Gain on sale of property and equipment	10,807	_	10,807	500
Interest expense	(19,315)	(22,759)	(42,765)	(45,680)

Total other income and (expense), net	(8,508)	(22,759)	61,209	(45,180)

Income (loss) before provision for
income taxes	$51,255	$24,744	$70,902	$(62,323)

Provision for income taxes	21,015	–	29,070	–
Utilization of net operating loss carry forward	(21,015)	–	(29,070)	–

Net income/(loss)	$51,255	$24,744	$70,902	$(62,323)

Income/(loss) per common share
Basic and diluted	$–	$–	$–	$–

Weighted average of common shares
outstanding-
Basic and diluted	48,053,084	48,053,084	48,053,084	47,731,655

TX HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2014 and 2013
	Unaudited
	March 31,	March 31,
	2014	2013
Cash flows used by operating activities:
Net income/(loss)	$70,902	$(62,323)
Adjustments to reconcile net income/(loss) to net cash used
in operating activities:
Depreciation expense	4,740	8,890
Loss on settlement of accounts payable	–	10,116
Gain on sale of property and equipment	(10,807)	(500)
Gain on extinguishment of debt	(93,167)	–
Other assets	200	–
Changes in operating assets and liabilities:
Commission advances	3,546	(7,551)
Deposits	–	50,000
Inventory	(478,047)	(740,924)
Other current assets	(3,191)	24,572
Accounts receivable	(327,016)	(150,195)
Notes receivable	2,866	–
Accrued liabilities	69,385	57,993
Accounts payable	604,189	374,530
Stockholder advances for operations	12,000	12,000
Net cash used in operating activities	(144,400)	(423,392)
Cash flows provided (used) in investing activities:
Purchase of equipment	–	(13,144)
Proceeds received on sale of equipment	18,000	500
Net cash provided (used) in investing activities	18,000	(12,644)
Cash flows provided (used) in financing activities:
Proceeds from line of credit	–	248,500
Proceeds from stockholder/officer advances	6,950	281,501
Repayments of stockholders advances	(55,000)	(74,000)
Net cash provided (used) in financing activities	(48,050)	456,001

Increase/(decrease) in cash and cash equivalents	(174,450)	19,965
Cash and cash equivalents at beginning of period	175,028	3,135

Cash and cash equivalents at end of period	$578	$23,100

Non-cash investing and financing activities:
Accrued Interest exchanged for notes payable to a stockholder	$262,157	–
Advances from stockholder exchanged for notes payable to stockholder	$385,846	–
Accounts payable exchanged for common stock	–	$49,884

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